EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-80975, 333-2438, 333-12203, 333-17539 and 333-17837 of Chartwell Re
Corporation on Form S-8 of our report dated February 5, 1997, appearing in this Annual Report on Form 10-K of Chartwell Re Corporation for the year ended December 31, 1996.

We also consent to the reference to us under the heading Interest of Named Experts in such filings.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 25, 1997